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                                                                    Exhibit 99.1



                                 [LOGO] JOSTENS


                                  JOSTENS, INC.

                                 SPECIAL MEETING

                                   MAY 9, 2000
                              10:00 a.m. local time

                           Auditorium of Jostens, Inc.
                            5501 Norman Center Drive
                          Minneapolis, Minnesota 55437





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Jostens, Inc.
5501 Norman Center Drive, Minneapolis, MN 55437                           Proxy
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           This Proxy is Solicited on Behalf of the Board of Directors

     By signing this proxy, you revoke all prior proxies and appoint ROBERT C. BUHRMASTER and WILLIAM J. GEORGE, or either one of them, as Proxies, each with the power to appoint his substitute and to act without the other, and authorize each of them to represent and to vote, as designated herein, all shares of common stock of Jostens, Inc. held of record by the undersigned on March 20, 2000, at the Special Meeting of Shareholders of the Company to be held on May 9, 2000 or any adjournment thereof.

     If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.







                      See reverse for voting instructions.


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                            JOSTENS, INC.                     COMPANY #
                                                              CONTROL #


There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Proxies to vote your shares in the same manner as if you mark, sign and return your proxy card.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326

 .    Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

 .    You will be prompted to enter your 3-digit Company Number and your 7-digit
     Control Number, both of which appear above.

 .    Follow the simple instructions the voice provides you.

VOTE BY INTERNET - http://www.eproxy.com/jos/

 .    Access the above Internet site to vote your proxy 24 hours a day, 7 days a week.

 .    You will be prompted to enter your 3-digit  Company Number and your 7-digit
     Control Number, both of which appear above, to create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.



      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD



                             - Please detach here -
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         The Board of Directors Recommends a vote FOR Each Item Below.

1. Approval of the merger and of the Merger Agreement between Jostens, Inc. and Saturn Acquisition Corporation.

               [_] For        [_] Against         [_] Abstain

2.   To adjourn the meeting, if necessary, to solicit additional proxies.

               [_] For        [_] Against         [_] Abstain


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH ITEM.
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  Address Change? Mark Box [_]             Date_____________________________
  Indicate changes below:



                                           [________________________________]

                                           Signature(s) in Box


                                           Please sign exactly as your name(s)
                                           appear on Proxy. If held in joint
                                           tenancy, all persons must sign.
                                           Trustees, administrators, etc.,
                                           should include title and authority.
                                           Corporations should provide full name
                                           of corporation and title of
                                           authorized officer signing the Proxy.